# SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement ("Amendment") is made by and between Predictive Oncology Inc. ("Predictive") and Carl Schwartz ("Schwartz"), collectively referred to as the "Parties."

1. **Background Facts.** The Parties agree with the following facts that are incorporated by reference into this Amendment.

a. Schwartz is currently employed as the Chief Executive Officer of Predictive, f/k/a Precision Therapeutics Inc., f/k/a Skyline Medical Inc.

b. Schwartz entered into the Employment Agreement with Skyline Medical Inc. effective November 10, 2017 (as amended by an Amendment dated August 20, 2018, the "Employment Agreement").

c. Section 18 of the Employment Agreement permits the Parties to modify the Employment Agreement in writing and signed by both Parties.

d. The Parties agree to further amend the Employment Agreement by mutual consent by entering into this Second Amendment.

e. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Employment Agreement as follows.

2. **Amendment to the Employment Agreement.** The Parties agree to amend the Employment Agreement by amending and restating Section 4b in its entirety as follows:

> b. **Stock Options In Lieu of Base Salary.** At least ten (10) business days before the beginning of each six month period ending June 30 or December 31 (a "Compensation Period") during which Employee is employed under this Agreement, Employee may elect to receive non-qualified stock options under the 2012 Stock Incentive Plan (the "2012 Plan") or other applicable equity plan of the Company in effect at the time in payment of all or a portion of his base salary in lieu of cash either (1) for the entire Compensation Period or (2) pursuant to a monthly election for the Compensation Period. If Employee elects to receive stock options for the entire Compensation Period, such options (i) will be granted on the first business day of such Compensation Period, (ii) will have an exercise price per share equal to the closing sale price of the Company's common stock on the date of grant, (iii) will have an aggregate exercise price equal to the dollar amount of base salary to be received in options, (iv) will have a term of ten years, and (v) will vest pro rata on a monthly basis over the period of time during which the base salary would have been earned. If Employee elects a monthly election process, then at least two (2) business days before the first day of each month during the Compensation Period, Employee will elect whether to receive the stock options for such month. For each such month, such options (i) will be granted on the first business day of such month, (ii) will have an exercise price per share equal to the closing sale price of the Company's common stock on the date of grant, (iii)

will have an aggregate exercise price equal to the dollar amount of base salary to be received in options, (iv) will have a term of ten years, and (v) will vest on the last day of such month.

3. **No Other Changes.** Except as modified by this Amendment, there are no changes to the Employment Agreement. The Parties acknowledge and agree the Employment Agreement as modified by this Amendment remains in full force and effect. Schwartz acknowledges and agrees that the changes in this Amendment do not impact the other terms and conditions as outlined in the Employment Agreement, including but not limited to Section 6 (entitled "Non-Competition"), Section 7 (entitled "Intellectual Property") and Section 8 (entitled "Nondisclosure of Confidential Information").

4. **Severability.** If any provision of the Amendment is unenforceable for any reason, such provision or portion shall be considered separate from the remainder of the Amendment, and the rest of the Employment Agreement as modified by this Amendment shall remain in full force and effect. In the event that any provision of this Amendment is unenforceable because it is overly broad or vague as written, or if any provision violates any applicable law at the time of its enforcement, such provision shall be deemed modified to narrow or clarify its application to the extent necessary to make the provision enforceable, if possible, to the fullest extent allowable. The provisions of this Amendment will be interpreted, where possible, to sustain their legality and enforceability.

5. **Complete Agreement.** Any modification of, or addition to, this Amendment must be in writing and signed by both Parties. This Amendment and the Employment Agreement, as previously amended constitute the entire understanding between the Parties and supersede all prior discussions, representations, and/or agreements between the Parties with respect to the matters herein.

6. **Schwartz's Agreement and Understanding.** Schwartz has read this Amendment carefully and understand all of its terms. Schwartz has had the opportunity to discuss this Amendment with Schwartz's own attorney prior to signing it and to make certain that Schwartz fully understands the content and effect of this Amendment. Schwartz entered into this Amendment voluntarily.

See Attached
Carl Schwartz

7/1/19
Date

Predictive Oncology Inc.

By See Attached

7/1/19
Date

Title CFO

4833-2589-1227, v. 1

Predictive ___ CS ___

The provisions of this Amendment will be interpreted, where possible, to sustain their legality and enforceability.

5. **Complete Agreement.** Any modification of, or addition to, this Amendment must be in writing and signed by both Parties. This Amendment and the Employment Agreement, as previously amended constitute the entire understanding between the Parties and supersede all prior discussions, representations, and/or agreements between the Parties with respect to the matters herein.

6. **Schwartz's Agreement and Understanding.** Schwartz has read this Amendment carefully and understand all of its terms. Schwartz has had the opportunity to discuss this Amendment with Schwartz's own attorney prior to signing it and to make certain that Schwartz fully understands the content and effect of this Amendment. Schwartz entered into this Amendment voluntarily.

_______________________ 7/1/19

Carl Schwartz Date

Predictive Oncology Inc.

By _______________________ 7/1/19

Date

Title CFO

4833-2589-1227, v. 1

Predictive CS